Exhibit 10.12

RULES OF

CYCLACEL GROUP PLC

SAVINGS RELATED SHARE OPTION PLAN

(Authorised by shareholders on 1 July, 2004

Adopted by the Board on 30 June, 2004

Approved by the Inland Revenue on [   ])

ALLEN & OVERY LLP

London

EP:269485.2

SAVINGS RELATED SHARE OPTION PLAN

CONTENTS

Rule

1.	Definitions and interpretation
2.	Invitation and application for Options
3.	Scaling down
4.	Grant of Options
5.	Limit on Shares
6.	Time of exercise of Options
7.	Lapse of Options
8.	Exercise of Options and issue or transfer of Shares
9.	Adjustment of Options
10.	Exchange of Options
11.	Administration
12.	Amendment
13.	General
14.	Governing law

Appendix

1.             Definitions and interpretation

1.1          Definitions

The words and expressions used in this Plan which have capital letters have the meanings set out in the Appendix.

1.2          Interpretation

The headings in the Rules are for convenience and should be ignored when construing them. Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.

Reference in the Rules to any statutory provisions are to those provisions as amended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

2.             Invitation and application for Options

2.1          Time when invitations may be made

During the Plan Period, the Board may during an Invitation Period invite Eligible Employees to apply for Options.  If the Board chooses to exercise its discretion in this way, invitations will be extended to all Eligible Employees.

2.2          Form of invitation

The Board will specify the form of the invitations to apply for Options.  Invitations may be made by letter, poster, circular, advertisement, electronically or any other means or combination of means determined by the Board.  If the Option Price is advertised by poster, the Date of Invitation will be the day following the day or, as the case may be, the last of the three dealing days by reference to which the Option Price is determined.

2.3          Option Price

The Board will decide the Option Price for an invitation. The Option Price will not be less than the higher of:

(a)           80 per cent. of the Market Value of a Share on the Dealing Day immediately preceding the Date of Invitation or, if the Board decides, 80 per cent. of the average of the Market Values of a Share on the three Dealing Days immediately preceding the Date of Invitation or 80 per cent. of the Market Value at such other time or times agreed in advance with the Inland Revenue; and

(b)           if the Shares are to be subscribed, their nominal value,

but subject to any adjustment under Rule 9.

2.4          Applications

An Eligible Employee may apply for an Option in the form specified by the Board.  The application will contain any undertakings and/or declarations from Eligible Employees that the Board requires for the Plan.  The application form must be accompanied by a completed proposal form to enter a Savings Contract with the Savings Body.  Eligible Employees must apply for Options within 21 days following the Date of Invitation (or any shorter period, but not less than 14 days, determined by the Board).

2.5          Employee’s specification

An Eligible Employee must specify:

(a)           the Monthly Contribution which, subject to Rules 2.8 and 3, the Eligible Employee wishes to make; and

(b)           subject to Rule 2.7, whether the Savings Contract Repayment is to include the Three Year Bonus, the Five Year Bonus or the Seven Year Bonus.

2.6          Shares available

The Board may specify a maximum number of Shares available under an invitation.

2.7          Bonus available

The Board may allow Eligible Employees when applying for an Option to elect for the Three Year Bonus, the Five Year Bonus or the Seven Year Bonus.  If the Board do not specify in the invitation documents, Eligible Employees may only elect for the Three Year Bonus.

2.8          Limit on participation

A Participant cannot contribute monthly to Savings Contracts more than the Maximum Contribution.

3.             Scaling down

3.1          Method

If there are insufficient Shares available to satisfy valid applications for Options, the Board may use any of the following methods, or a combination of methods, to scale down applications to the extent necessary to eliminate the excess:

(a)           treat any applications for a Seven Year Bonus as an application for a Five Year Bonus; or

(b)           reduce pro-rata the proposed Monthly Contribution of each Eligible Employee which is in excess of an amount chosen by the Board;

(c)           treat the bonus of each Eligible Employee as wholly or partly excluded from the Savings Contract Repayment; or

(d)           reduce pro-rata the proposed Monthly Contribution of each Eligible Employee, provided that this amount is not less than the Minimum Contribution; or

(e)           or treat any applications for a Five Year Bonus as an application for a Three Year Bonus; or

(f)            select applications by lot, each based on a Monthly Contribution equal to the Minimum Contribution and no bonus in the Savings Contract Repayment.

3.2          Applications modified

If scaling down is necessary each application will be deemed to have been modified or withdrawn in accordance with the method chosen under Rule 3.1 and the Board will complete or amend, as appropriate, each Savings Contract proposal form to reflect any reduction in Monthly Contributions.  The Board will then grant Options under Rule 4, but the period of 30 days in Rule 4.2 will be increased to 42 days.

4.             Grant of Options

4.1          Option grant

Subject to Rule 3, Options will be granted by the Board to each Eligible Employee who has applied for an Option over the largest whole number of Shares that can be acquired at the Option Price with the Savings Contract Repayment related to their respective applications.  An Option will be granted so that it constitutes a binding contract between the Company and the Participant.  There will be no payment for the grant of an Option.

4.2          Time of grant

Options will be granted within 30 days after the date on which the Option Price is determined or, if the Option Price is determined over three consecutive dealing days, within 30 days after the earliest of those dealing days.

4.3          Notification of grant

A Participant will be notified of the grant of an Option and may be issued with an option certificate specifying the date on which the Option was granted, the number of Shares under the Option, the Option Price, the Bonus and Bonus Date of the Option.  Alternatively, a Participant may be advised where that information can be accessed, or be given the opportunity to obtain such details electronically.

4.4          Options personal to Participants

An Option may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any person, except that on the death of a Participant an Option may be transmitted to the Participant’s personal representatives.

5.             Limit on Shares

5.1          The 10 per cent. limit over 10 years

The number of Shares which may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares allocated in the previous 10 years under the Plan and any other Employees’ Share Plan adopted by the Company, exceed that number of Shares equal to 10 per cent. of the ordinary share capital of the Company in issue immediately prior to that day.

5.2          Exclusion from limit

In calculating the limit in Rule 5.1, the following Shares shall be ignored and disregarded:

(a)           any Shares where the right to acquire them was released or lapsed without being exercised;

(b)           any Shares which are or have been allocated under the Cyclacel Group plc Senior Executive Incentive Plan;

(c)           Partnership shares awarded under a SIP.

5.3          Meaning of allocation

References to the “allocation” of Shares means, in the case of any share option plan, the placing of unissued shares or treasury Shares under option and, in relation to other types of Employees’ Share Plan, means the issue and allotment of Shares, or transfer of Shares out of treasury.

5.4          Grants in excess

If an Option is granted on terms which do not comply with this Rule 5, the number of Shares over which that Option has been granted will, together with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with this Rule. An adjusted Option will take effect from the Date of Grant as if it had been granted on the adjusted terms.

5.5          Adjustment of Shares to be taken into account

Where Shares issued under the Plan or any other Employees’ Share Plan of the Company are to be taken into account for the purposes of the limit in this Rule and a Variation in the equity share capital of the Company has taken place between the date of issue of those Shares and the date on which the limit is to be calculated, then the number of Shares taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

6.             Time of exercise of Options

6.1          General rules for exercise

An Option may:

(a)           except as provided in Rule 6.2, only be exercised by a Participant while he is a director or employee of a Participating Company or an Associated Company; and

(b)           not be exercised by a Participant (or, if appropriate, the Participant’s personal representatives) at any time when a Participant cannot (or would not have been able to) participate in the Plan due to the provisions of paragraph 11 of Schedule 3 (material interest in close company).

6.2          Timing of exercise

Subject to Rule 7, an Option can be exercised at any time for a period of six months following the earliest of:

(a)           the applicable Bonus Date;

(b)           the Participant ceasing to be employed by reason of injury, disability, Redundancy or Retirement where the Participant’s employment is in a company which the Company has ceased to Control or relates to a business which was transferred to a person who was not an Associated Company of the Company.

6.3          Death

Any Option held by a Participant who dies can be exercised by his personal representatives within 12 months after the earlier of the date of the Participant’s death or the Bonus Date of the Option (if death occurs within 6 months of the Bonus Date).

6.4          Cessation of scheme related employment

(a)           For the purposes of Rule 6.2(b), a participant will not be treated as ceasing to be an employee or director of a Participating Company until he is no longer employed by the Company or an associated company (as defined in paragraph 35(4) of Schedule 3).

(b)           For the purposes of Rule 6.2(b), a woman who leaves employment because of pregnancy will cease employment on the date on which she indicates either that she does not intend to return to work or that she will not be returning to work.  If she does not so indicate she will cease employment on the day after the date on which maternity pay under the Employment Rights Act 1996 ceases to be payable, or if later, any other date specified in the terms of her employment without her returning to work.

6.5          Takeover

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised for a period of 6 months following the date on which an offeror (together with others, if any, acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire all the issued ordinary shares of the Company or all of the shares of the Company which are of the same class as the Shares and which, in either case, are not at the time owned by the offeror or any company Controlled by the offeror and/or persons acting in concert with the offeror) and any condition subject to which the offer was made has been satisfied.

6.6          Section 429 notice

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised for the period during which a person is bound or entitled under sections 428 to 430F of the Companies Act 1985 to acquire any Shares (or who would be so entitled but for the fact that there were no dissenting shareholders).

6.7          Company reconstruction under s 425 (or comparable overseas legislation)

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised for a period of 6 months following the date when the court sanctions a compromise or arrangement under section 425 of the Companies Act 1985 (or overseas legislation regarded as comparable by the Inland Revenue) proposed for the purposes of or in connection with a scheme for the reconstruction or amalgamation of the Company.

6.8          Reorganisation or merger

If a company (the “Successor Company”) has obtained Control of the Company, and the shareholders of the Successor Company immediately after it has obtained Control are substantially the same as the shareholders of the Company immediately before that event, and the Successor Company consents to the exchange of options under this Rule, Options will not be exercisable but will be exchanged, during the Appropriate Period, pursuant to Rule 10 save that references to the Acquiring Company in that Rule shall be deemed to be references to the Successor Company.

7.             Lapse of Options

Except in the case of a Participant’s death, when an Option will lapse on the expiry of twelve months from the earlier of the date of the Participant’s death or the Bonus Date, as appropriate, an Option will lapse on the earliest of:

(a)           the expiry of six months from the Bonus Date;

(b)           the expiry of six months from the date on which the Participant ceases to be a director or employee of a Participating Company or an Associated Company in any of the circumstances referred to in Rule 6.2(b);

(c)           the date on which the Participant ceases to be a director or employee of a Participating Company or an Associated Company in any circumstances other than those referred to in Rules 6.2(b);

(d)           the Participant’s right to continue making Savings Contributions lapsing under the provisions of the Savings Contract other than on death or for the purpose of exercising an Option; and

(e)           the expiry of the period of six months following the occurrence of any of the circumstances permitting the exercise of Options in Rules 6.2(b), 6.5 and 6.7; and

(f)            the expiry of the period during which a person is entitled or bound to acquire Shares under sections 428 to 430F of the Companies Act 1985.

8.             Exercise of Options and issue or transfer of Shares

8.1          Manner of Exercise

An Option may be exercised in whole or in part by the Participant giving notice of exercise to or at the direction of the Company in a form approved by the Board.  The notice will specify the number of Shares (and the Exercise Price) over which the Option is exercised and be accompanied by the form of withdrawal from the Savings Contract required by the Savings Body or by an appropriate remittance and evidence of withdrawal from the Savings Contract. If an Option is exercised in part the unexercised part will lapse.

8.2          Monies available for exercise

The Exercise Price payable on exercise of an Option cannot exceed the amount of the repayment made (including any interest) under the Participant’s related Savings Contract.  For this purpose, the repayment under the Savings Contract will exclude the repayment of any Monthly Contribution the date of payment of which falls more than one month after the date on which the repayment is made.

8.3          Delivery of shares

Subject to Rule 8.4, the Company will arrange for the delivery of any Shares to a Participant (or the Participant’s nominee) within 30 days following the effective exercise of the Option.

8.4          Consents

The delivery of any Shares under the Plan will be subject to obtaining any necessary approval or consent.

8.5          Ranking of Shares

Shares acquired by a Participant under the Plan will rank equally in all respects with the Shares then in issue, except that they will not be entitled to any rights attaching to Shares by reference to a record date falling before the date on which the Participant is entered on the Company’s register of shareholders in respect of those Shares.

8.6          Listing

While the Shares are Listed the Company will apply for Listing of any Shares issued under the Plan as soon as practicable after their allotment.

9.             Adjustment of Options

9.1          Variation in equity share capital

If there is a Variation, the number and/or the nominal value of Shares over which an Option is granted and the Option Price will, subject to Rule 9.2 and the prior approval of the Inland Revenue, be adjusted in the manner the Board determines so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price remains unchanged.

9.2          Nominal value of Shares

Apart from under this Rule 9.2, no adjustment under Rule 9.1 can reduce the Option Price to less than the nominal value of a Share. Where Options relate to both issued and unissued Shares, an adjustment under Rule 9.1 above may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares to less than the nominal value of a Share will only be made if and to the extent that the Board is authorised to:

(a)           capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to an Option exceeds the adjusted Exercise Price; and

(b)           apply that sum in paying up the Shares,

so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

9.3          Notifying Participants

The Company will take the steps it considers necessary to notify Participants of any adjustments made under Rule 9 and may call in, cancel, endorse, issue or re-issue any certificate as a result of that adjustment.

10.          Exchange of Options

10.1        The Acquiring Company

If any company (the “Acquiring Company”)

(a)           obtains Control of the Company as a result of making a general offer to acquire:

(i)            the whole of the issued ordinary share capital of the Company; or

(ii)           all the shares in the Company which are of the same class as the Shares,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(b)           obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

(c)           becomes entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985,

any Participant may, at any time within the Appropriate Period, by agreement with that Acquiring Company, release any Option which has not lapsed (the “Old Option”) in consideration of the grant to the Participant of a new option (the “New Option”) which (for the purposes of paragraph 39 of Schedule 3) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or another company falling within paragraph 18(b) or (c) of Schedule 3).

10.2        The New Option

The New Option will only be regarded as equivalent to the Old Option if the conditions set out in paragraph 39(4) of Schedule 3 are satisfied. Where that is the case, the New Option will be treated as an Option granted under the Plan at the same time and on the same terms as the Old Option except for the purpose of the definition of “Participating Company” in the Appendix, and:

(a)           the Rules will be construed in relation to the New Option as if references to Shares were references to the shares over which the New Option is granted and references to the Company were references to the different company mentioned in Rule 10.1; and

(b)           Rule 12.2 will be omitted.

For the avoidance of doubt, the Plan remains that of the company which first established this Plan prior to the release.

11.          Administration

11.1        Administration and interpretation

The Plan will be administered by the Board.  The Board has full authority, consistent with the Rules, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate. The Board’s decision on any matter concerning the Plan will be final and binding.

11.2        Costs

The Company will bear the cost of introducing and operating the Plan (including but not limited to stamp duty, stamp duty reserve tax and any other costs relating to the issue or transfer of Shares upon the exercise of Options). However, the Company may require any Participating Company to reimburse the Company for any Plan costs borne by the Company, directly or indirectly, in respect of that Participating Company’s officers or employees.

11.3        Shares to cover Options

The Company will ensure that sufficient Shares are available to satisfy all outstanding Options.

11.4        Notices

Any notice or other communication in connection with the Plan will be in writing and may be given:

(a)           by personal delivery; or

(b)           by sending it by post:

(i)            in the case of a company, to its registered office or other address that it notifies in writing; and

(ii)           in the case of an individual, to the individual’s last known address or, where the individual is a director or employee of a Participating Company or an Associated Company, either to the individual’s last known address or to the address of the place of business at which the individual performs the whole or substantially the whole of the duties of the individual’s office or employment; or

(c)           by sending it by facsimile, email or any form of electronic transfer acceptable to the Board:

(i)            in the case of a company, to the facsimile number, email address or other number or address that the company notifies; and

(ii)           in the case of an individual, to the individual’s last known facsimile number or email address, or where the individual is a director or employee of a Participating Company or an Associated Company, to the individual’s workplace facsimile number or email address.

11.5        Time of service of notice

Any notice under Rule 11.4 will be given:

(a)           if delivered, at the time of delivery;

(b)           if posted, at 10.00am on the second business day after it was put into the post; or

(c)           if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched, as appropriate.

11.6        Documents sent to shareholders

Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

12.          Amendment

12.1        Board’s power to amend

Subject to the provisions of this Rule 12, the Board can at any time amend any provisions of the Plan in any respect except that any amendment made to a key feature (as defined in paragraph 42(2B) of Schedule 3) while the Plan is approved under Schedule 3 will not have effect until the Inland Revenue has approved it.

12.2        Shareholder approval

Subject to Rule 12.4 below, no amendment can be made to the advantage of Participants or Eligible Employees to:

(a)           the persons to whom Options may be granted;

(b)           the limit on the number of Shares which may be issued under the Plan;

(c)           the maximum entitlement for individual Participants;

(d)           the rights attaching to Options and Shares;

(e)           the determination of the Option Price;

(f)            the rights of Participants in the event of a Variation; or

(g)           the terms of this Rule 12.2,

without the prior approval by ordinary resolution of the members of the Company in general meeting.

12.3        Participants’ approval

No amendment will be made under Rule 12.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:

(a)           with the written consent of the number of Participants that hold Options under the Plan to acquire 75 per cent. of the Shares which would be delivered if all Options granted and subsisting under the Plan were exercised; or

(b)           by a resolution of a meeting of Participants passed by not less than 75 per cent. of the Participants who attend and vote either in person or by proxy,

and for the purposes of this Rule 12.3 the provisions of the articles of association of the Company relating to shareholder meetings will apply with the necessary changes.

12.4        Permitted amendments

Rule 12.2 will not apply to any amendment which is:

(a)           necessary or desirable in order to obtain or maintain Inland Revenue approval of the Scheme under Schedule 3;

(b)           minor and to benefit the administration of the Plan;

(c)           to take account of any changes in legislation; or

(d)           to obtain or maintain favourable tax, exchange control or regulatory treatment for the Company, any Participating Company or Associated Company, or any present or future Participant.

12.5        Overseas Eligible Employees

The Board may adopt additional sections of the Plan applicable in any jurisdiction, under which Options may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, regulations or practice which may apply to the Participant, the Company or any Participating Company.  Any additional section must conform to the basic principles of the Plan and must not enlarge to the benefit of Participants the limits in Rule 2.8 (Limit on participation) or Rule 5 (Limit on Shares). Any additional section and all Options granted under that section will be governed by and construed in accordance with the laws of England.

12.6        Notice of amendments

Participants will be given written notice of any amendments to the Plan made under Rule 12 as soon as reasonably practicable after they have been made.

12.7        Prohibited amendment

No amendment will be made to the Plan if, as a result of the amendment, it would cease to be an Employees’ Share Plan.

13.          General

13.1        Termination of the Plan

The Plan will terminate at the end of the Plan Period or at any earlier time determined by the Board.  Termination of the Plan will not affect Options granted before termination.

13.2        Funding the Plan

The Company and any Participating Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

13.3        Rights of Participants and Eligible Employees

The rights and obligations of any individual under the terms of his office or employment with a Participating Company or Associated Company will not be affected by his participation in the Plan nor any right which he may have to participate under it.  A Participant holding an Option will not have any rights of a shareholder of the Company with respect to that Option or the Shares subject to it.

13.4        No right to compensation or damages

A Participant waives all and any rights to compensation or damages for the termination of his office or employment with a Participating Company or Associated Company for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from his ceasing to have rights under or to be entitled to exercise any Option under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements.  Nothing in the Plan or in any document executed under it will give any person any right to continue in Employment or will affect the right of any Participating Company or any Associated Company to terminate the employment of any Participant without liability at any time, with or without cause, or will impose on any Participating Company, any Associated Company or the Board or their respective agents and employees any liability in connection with the loss of a Participant’s benefits or rights under the Plan for any reason as a result of the termination of his employment.

13.5        The benefit of Rules 13.3 and 13.4

The benefit of Rules 13.3 and 13.4 is given for the Company, for itself and as trustee and agent of all the Participating Companies and Associated Companies.  The Company will hold the benefit of these Rules on trust and as agent for each of them and may assign the benefit of this Rule 13.5 to any of them.

13.6        Articles of association

Any Shares acquired on the exercise of Options will be subject to the articles of association of the Company from time to time.

13.7        Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

13.8        Third Parties

This Plan confers no benefit, right or expectation on a person who is not an Eligible Employee.  No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan.  Any other right or remedy which a third party may have is unaffected by this Rule.

13.9        Data Protection

All Eligible Employees agree as a condition of their participation in the Plan that any personal data in relation to them may be held by a Participating Company and/or a trustee and passed on to a third party where necessary for administration of the Plan, including to countries or territories outside the European Economic Area.

14.          Governing law

These Rules will be governed by and construed in accordance with the law of England. All Participants, the Company, and any other Participating Company or Associated Company, will submit to the jurisdiction of the English courts in relation to any dispute arising under the Plan.

Appendix

Act	the Income Tax (Earnings & Pensions) Act 2003;

Appendix	this appendix which forms part of the Rules;

Appropriate Period	the relevant period referred to in paragraph 38(3) of Schedule 3;

Associated Company	the meaning given by paragraph 47(1) of Schedule 3;

Board	the board of directors for the time being of the Company or a duly constituted committee of the board;

Bonus Date	the date on which the bonus becomes payable under the terms of the relevant Savings Contract;

Company	Cyclacel Group plc, registered in England and Wales under no. 5090795;

Continuous Service	the same meaning as for “continuous employment” given in the Employment Rights Act 1996;

Control	in relation to a body corporate, the power of a person to secure:

(a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b) by virtue of any power conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person;

Date of Grant	with respect to an Option, the date on which it is granted under Rule 4;

Date of Invitation	the date on which an invitation is made to Eligible Employees under Rule 2;

Dealing Day	any day on which the London Stock Exchange is open for the transaction of business;

Eligible Employee	any person who at the Date of Grant is either:

(a) an employee or Full-Time Director of any Participating Company:

(i) whose earnings from his employment are (or would be if there were any) general earnings to which section 15 or section 21 of the Act applies; and

(ii) who has the qualifying period (if any) of Continuous Service (not exceeding 5 years prior to the Date of Grant) that the Board determines; or

(b) any employee or executive director of a Participating Company not within (a) above who the Board determines to be an Eligible Employee in respect of any particular invitation,

but excluding an Eligible Employee who is not eligible to participate in the Plan due to the provisions of paragraph 11 of Schedule 3 (material interest in a close company);

Employees’ Share Plan	a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:

(a) the employees or former employees of the Company, the company’s subsidiary or holding company or a subsidiary of the Company’s holding company; or

(b) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

Exercise Price	the total amount payable on exercise of an Option being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

Five Year Bonus	the amount of bonus payable under a Savings Contract following the fifth anniversary of the start date of that Savings Contract and the payment of 60 monthly contributions under that Savings Contract;

Full-Time Director	a director whose terms of appointment require him to devote not less than 25 hours per week (excluding meal breaks) to his duties under the appointment;

Group	the Company and all companies which are under the Control of the Company;

Invitation Period	the period of 42 days commencing on any of the following:

(a) the day after the date on which the Company releases its results for any financial period;

(b) the date of approval of the Plan under Schedule 3 of the Act;

(c) any day on which the Board resolves that exceptional circumstances exist which justify the grant of options;

(d) any day on which any change to the legislation affecting savings-related share option schemes approved by the Inland Revenue is announced or made;

(e) the day immediately following any general meeting of the Company; or

(f) the day on which Shares are first Listed;

Listed	admitted to trading on a Recognised Stock Exchange and Listing will be construed accordingly;

London Stock Exchange	the London Stock Exchange plc or any successor body carrying on the business of the London Stock Exchange plc;

Market Value	in relation to a Share on any day:

(a)           if the Shares are not Listed, an amount equal to its market value determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed with the Shares Valuation Division of the Inland Revenue in advance of the Date of Invitation; and

(b) if the Shares are Listed, its middle market quotation as derived from the Daily Official List of the London Stock Exchange;

Maximum Contribution	the lesser of:

(a) a Monthly Contribution of £250 or any other maximum amount permitted under paragraph 25 of Schedule 3 as the maximum amount of a Monthly Contribution; and

(b) the maximum Monthly Contribution determined by the Board;

Minimum Contribution	the lesser of:

(a) a Monthly Contribution of £10 or any other amount stipulated under Schedule 3 as the minimum amount of a Monthly Contribution; and

(b) the minimum Monthly Contribution determined by the Board, not being less than £5;

Monthly Contribution	the monthly amount agreed to be paid by a Participant under a Savings Contract;

Option	a right to acquire Shares under the Plan;

Option Price	the price determined by the Board under Rule 2.3 at which a Share subject to an Option may be acquired on the exercise of that Option;

Participant	any person who has been granted an Option including, if relevant, his personal representatives;

Participating Company	the Company and any other company in the Group to which the Board has resolved that the Plan will extend;

Plan	the Cyclacel Group plc Savings Related Share Option Plan, as amended from time to time in accordance with the Rules;

Plan Period	the period starting on the date the Plan is approved by the Company in general meeting and ending on the 10th anniversary of that date;

Redundancy	termination of the Participant’s employment by reason of redundancy within the meaning of the Employment Rights Act 1996;

Recognised Stock Exchange	the London Stock Exchange and any other stock exchange outside the United Kingdom that is for the time being designated for the purpose of section 841 of the Taxes Act as a recognised stock exchange;

Retirement

retirement from the office or employment by virtue of which a Participant is eligible to participate in the Plan on reaching the Specified Age or any other age at which the Participant is bound to retire under the Participant’s contract of employment;

Rules	the rules of the Plan as amended from time to time;

Savings Body	the savings body designated by the Board for the purpose of the Plan;

Savings Contract	a contract under a certified contractual savings scheme within the meaning of section 326 of the Taxes Act which is approved by the Board of the Inland Revenue for the purposes of Schedule 3;

Savings Contract Repayment

(a)           the aggregate repayment which corresponds to any particular rate of saving under a Savings Contract, being the repayment of all Savings Contributions plus the Three Year Bonus, the Five Year Bonus or the Seven Year Bonus, as applicable, payable on the Bonus Date; or

(b) to the extent that Rules 3 or 5 apply to adjust the number of Shares under Option, the amount applied to calculate the number of Shares comprised in the Option;

Schedule 3	Schedule 3 to the Act;

Seven Year Bonus

the amount of bonus payable under a Savings Contract following the seventh anniversary of the starting date of that Savings Contract and payment of 60 monthly contributions under that Savings Contract;

Share	a fully paid ordinary share in the capital of the Company which satisfies the conditions of paragraphs 18 to 22 of Schedule 3;

SIP	an Inland Revenue approved Share Incentive Plan;

Specified Age	55 years;

Taxes Act	The Income and Corporation Taxes Act 1988;

Three Year Bonus

The amount of bonus payable under a Savings Contract following the third anniversary of the starting date of that Savings Contract and payment of 36 monthly contributions under that Savings Contract; and

Variation

in relation to the equity share capital of the Company, a capitalisation issue, an offer or invitation made by way of rights, a subdivision, consolidation, reduction or any other variation in respect of which the Inland Revenue will allow an adjustment of Options.